Exhibit 10.17

PowerSupply Coordination® Service Agreement Texas Fixed Product

This Agreement is entered into on February 13, 2009 and is between Direct Energy Business, LLC (“Direct Energy”) and Resaca Exploitation, Inc. (“Buyer”). Direct Energy and Buyer are sometimes individually referred to herein as a “Party” or collectively as the “Parties”.

1.  Nature of Service:

This Agreement shall become effective only upon (i) execution by Buyer of the Pricing Attachment and this Agreement; and (ii) the earlier of execution of this Agreement by Direct Energy or written confirmation by Direct Energy of its acceptance of this Agreement to Buyer. Upon such effectiveness, Direct Energy will provide PSC Services and Electricity to meet Buyer’s full usage requirements at Buyer’s Facility(ies) and Buyer will receive and pay for PSC Services and Electricity to meet such usage requirements. Direct Energy will deliver Electricity to the Host Utility for delivery to Buyer’s Facility(ies).

2.  Term:

Direct Energy shall use its reasonable efforts to commence service on the Facility(ies) meter read date in the start month stated on the Pricing Attachment. However, Buyer acknowledges that the commencement of service hereunder is dependent upon confirmation by the Host Utility of the completion of all required switching and enrollment processes and if such switching and enrollment processes occur after the Facility(ies) meter read date in the start month stated on the Pricing Attachment, Buyer’s Facility(ies) shall be enrolled at the next available meter read date. Direct Energy shall not be liable for any lost savings or lost opportunity as a result of a delay in service commencement due to actions or inactions of the Host Utility.

Service shall continue through the Facility(ies) meter read date in the end month as stated on the Pricing Attachment (the “Term”) unless sooner terminated as provided herein. At the end of the Term, if not terminated in accordance with Section 13, this Agreement shall automatically continue on a month-to-month basis (“Monthly Renewal”) at the market-based costs as set forth in Section 5 if (1) the Buyer and Direct Energy have not entered into any written modification, amendment or renewal of this Agreement or (2) Buyer has not arranged to receive service from, and transitioned to, another supplier

3.  Definitions:

As used herein, unless the context clearly indicates otherwise, the following terms shall have the meaning set forth below:

“Actual Damages”

means the total amount of the loss that the non-defaulting party (or, in the event of a termination without cause, the non- terminating party) (as applicable, the “Damaged Party”) would experience as a result of termination. As to each terminated transaction, Actual Damages shall be deemed to equal the sum of (x) the positive difference, if any, between (i) the market value of the Energy for each such terminated transaction, as determined by Direct Energy in a commercially reasonable manner, and (ii) the contract value of the Energy for such terminated transaction, plus, as to any termination in which Direct Energy is the Damaged Party, (y) the fee for PSC Services for the remaining term multiplied by the anticipated usage for the balance of the Term.

“Ancillary Services”

means wholesale electric services and products required to facilitate delivery of Energy to the Host Utility

“Control Area”

means the Electric Reliability Council of Texas which is the electric system that directly controls its generation to continuously balance its actual generation interchange and scheduled generation interchange.

“Delivery Service”

means all delivery service provided by the Host Utility.

“Discretionary Service”

means a service provided by the Host Utility that is related to, but not essential to, the transmission and distribution of electricity from the point of interconnection of a generation source or third-party electric grid facilities to the point of interconnection with a retail customer or other third party facilities.

“Electricity”

means the combination of Energy and Ancillary Services which are provided by Direct Energy under this Agreement.

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“Emergency Interruptible Load Service”

means a special emergency service used by ERCOT during an emergency electric curtailment plan, step 3 or 4, to reduce load and assist ERCOT in maintaining or restoring ERCOT system frequency.

“Energy”

means electrical energy, as measured in kilowatt hours (kWh) or megawatt hours (MWh).

“ERCOT IO”

means the Electric Reliability Council of Texas Independent Operator.

“Event of Default”

means: (a) the failure of a Party to make, when due, any payment that is required under this Agreement; (b) any representation or warranty made by a Party that proves to be false or misleading in any material respect; (c) the failure of a Party to perform its obligations under this Agreement, except to the extent such failure is excused by a Force Majeure event; (d) Buyer’s failure to cooperate with Direct Energy as reasonably required in order for Direct Energy to perform its obligations under this Agreement. If an Event of Default has occurred, (a) the non-defaulting Party shall have the right to setoff and net against any undisputed amounts owed by the defaulting Party to the non-defaulting Party under this Agreement, and (b) Direct Energy shall additionally have the right to setoff and net against any deposit or security provided by Customer pursuant to this Agreement any amounts, charges or damages owed by Buyer to Direct Energy.

“Facility (ies)”

means the electric account meter(s) located at the service address(es) for which Buyer has the authority to purchase Electricity under this Agreement and which are set forth on the Pricing Attachment.

“Firm”

means that Parties may only suspend performance hereunder to the extent that such performance is prevented for reasons of Force Majeure.

“Force Majeure”

means any “Act of God” or other unexpected and disruptive event beyond the reasonable control of either Party that interferes with either Party’s ability to perform its obligations under this Agreement, except for the obligation to pay monies due. Any Party which is unable to perform its obligations hereunder as a result of a Force Majeure event shall provide written notice to the other Party of the existence of such event and exercise due diligence to remove such event with all reasonable dispatch, but shall in no event be required to incur any commercially unreasonable expense in doing so. It is expressly understood by the Parties that the ability of Direct Energy to sell the services provided hereunder at a price greater than the Price paid by Buyer shall not constitute an event of Force Majeure. Conversely, the ability of Buyer to purchase the products and services provided hereunder for an amount less than the Price shall not constitute an event of Force Majeure. Buyer acknowledges that while Direct Energy may take title to Energy provided hereunder, Direct Energy does not own or operate transmission or distribution systems through which Energy is delivered to Buyer, and the Parties therefore agree that Direct Energy shall not be liable for any damages associated with any failure in the delivery of Energy in connection with the failure of such transmission or distribution systems.

“Host Utility”

means any investor-owned utility, municipal utility, public utility, or other provider of electric lines whose system is directly interconnected with and which provides Delivery Service to Buyer’s Facility(ies).

“Point(s) of Delivery”

mean the point(s) where Energy is delivered to the Host Utility.

“PowerSupply Coordination (PSC) Services”

are the services provided by Direct Energy to match the Facility(ies) load, as described in this Agreement. As described in Section 5 herein, the fee for PSC Service is included in the Price to be paid by Buyer.

4.  Type of Service:

Firm - subject only to Force Majeure.

5.  Price:

The price per kWh to be paid by Buyer for the Services provided hereunder during the Term of this Agreement (the “Price”) shall be that set forth on the Pricing Attachment. The Price includes applicable costs for Energy; ERCOT IO administrative fees; Ancillary Services. Emergency Interruptible Load Service (EILS) charges; congestion; losses associated with Transmission and Delivery Service; renewable energy costs, as required; and the fee for PSC Services. Any sales taxes, transactional taxes or other governmental or regulatory imposed taxes or surcharges; the public utilities gross receipt assessment fee; and all costs associated with gross receipts tax are not included in the Price and shall be passed through, at Direct Energy’s cost, to be paid by Buyer in addition to the Price. Buyer acknowledges that charges for Delivery Service and any Discretionary Services are per the Host Utility’s tariff and are not part of the Price hereunder.

The price per kWh during any Monthly Renewal will include the market-based costs for Energy as determined by Direct Energy, plus all other taxes, costs, charges or fees which are set forth in the Price section of this Agreement.

Buyer acknowledges that any costs assessed by the Host Utility or any third party as a result of Buyer’s switch to or from Direct

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Energy, including but not limited to switching costs, are not included in the Price and shall be the responsibility of Buyer.

6.  Billing and Payment:

Payment-in-full is due twenty (20) days from the date of the invoice. If Buyer fails to remit payment in full in any month, interest will be assessed on the late balance at the lower of one-and-one-half (1.5%) percent per month or the highest rate allowed by law. Buyer may in good faith dispute any portion of an invoice by providing Direct Energy with a written explanation specifying the amount in dispute and the reason for the dispute by the payment due date, Buyer shall remit all invoiced and undisputed amounts by the date due. In all cases, the Parties shall use good faith efforts to resolve any dispute. In the event the Parties are unable to resolve the dispute within ten (10) days of the notice date, either Party may begin legal proceedings to resolve the dispute. Any amounts determined owed, together with interest thereon as provided above, shall be paid within three (3) days of the date on which the dispute is resolved.

Buyer will receive from Direct Energy a monthly invoice following its meter read date for Direct Energy Services provided under this Agreement as well as the charges for Delivery Service to be provided by Buyer’s Host Utility and charges for any Discretionary Services purchased by Buyer from Buyer’s Host Utility. Buyer acknowledges that charges for Delivery Service and any Discretionary Services are per the Host Utility’s tariff and are not part of the Power Supply Coordination Services and Electricity provided hereunder. Buyer shall receive a separate invoice per Facility unless Buyer selects the Aggregated Billing option on the Billing Contract Information and Selection Form, which is attached hereto and made a part hereof. For the purposes of this Agreement, Aggregated Billing shall mean that Buyer’s Facility(ies) shall be combined into one Direct Energy invoice (excepting however, that a aggregated invoice may contain no more than fifty (50) Facilities. If Buyer has more than fifty (50) Facility(ies), Buyer shall receive more than one aggregated invoice). If Buyer selects Aggregated Billing, Direct Energy shall choose the day of the month on which to deliver an invoice to Buyer based upon the Facility(ies) meter read dates. In the event Buyer desires to discontinue Aggregated Billing and instead receive a separate invoice for each Facility, Buyer shall submit such request in writing to Direct Energy and Direct Energy shall separate Buyer’s invoice provided that the invoice balance(s) on Buyer’s Facility(ies) are zero.

If in any month Direct Energy does not receive the information necessary to invoice Buyer or uses information obtained from a third party meter reading service, Direct Energy may use either estimated data or the third party meter usage data to calculate Buyer’s invoice and, upon receipt of actual data in the case of an estimated read, reconcile the amount billed on future invoices. If Buyer’s Facility(ies) have any interval meters, Buyer acknowledges that the usage information for such meters contained on the Direct Energy invoice may vary from that contained upon the Host Utility bill as a result of different billing cycles being utilized for those meter reads.

In no event shall any adjustments or corrections be made to any amount billed after the lapse of the longer of twenty-four (24) months from the date of the invoice or the time frame permitted by the Regional Transmission Operator, the Independent System Operator or the Host Utility’s tariff for adjustments to consumption information.

7.  Credit:

Direct Energy may request that Buyer provide financial information sufficient for Direct Energy to complete a credit review prior to providing service hereunder. If, prior to commencing service or at any time during the Term of this Agreement, Direct Energy has good faith concerns about the creditworthiness of Buyer or Buyer’s ability to perform hereunder, Direct Energy may require that Buyer provide reasonable credit assurance(s). in an amount and in a form determined by Direct Energy in a commercially reasonable manner, including but not limited to, an escrow account, deposit, letter of credit, or parental guaranty. If such credit assurance(s) is not provided within seven (7) days of being requested by Direct Energy, then such failure shall be deemed an Event of Default under this Agreement and Direct Energy may terminate this Agreement without any additional notice.

8.  Title, Control and Possession:

Title to, control and possession of Energy shall pass from Direct Energy to Buyer at the Point of Delivery.

9.  Load Change Information:

In order to assist Direct Energy in providing accurate expected usage information to Buyer’s Host Utility, Buyer shall timely notify Direct Energy of any anticipated significant changes in its actual usage. Without limiting Buyer’s obligation to provide such notice, Buyer shall give Direct Energy at least thirty (30) days’ notice (“Notice of Load Change”) prior to removing a Facility(ies) from service hereunder as a result of ceasing operations (closing of the Facility(ies) or sale of the Facility(ies) to an unrelated third party) at such Facility(ies). To the extent that Direct Energy incurs increased costs as a result of any such changes (regardless of whether such notification was provided) or as a result of a change in Buyer’s usage of 25% or more. Direct Energy may pass through such resulting cost increases to Buyer, or at its option, elect to terminate this Agreement without any further obligation. If Direct Energy elects to pass through such costs increased, Direct Energy will calculate the amount of such costs in a commercially reasonable manner and submit an invoice to Buyer, along with substantiation of the charges, which invoice will be due and payable pursuant to the payment terms of this Agreement.

10. Change in Law or Regulation:

If regulatory changes shift costs from the Host Utility or ISO to Direct Energy or from Direct Energy to the Host Utility or ISO, then such costs or credits shall be passed through to the buyer. If any laws, orders or regulations are passed, modified, implemented or interpreted by judicial or regulatory order administrative proceeding or legislative enactment, or if there is a change in rate

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class which applies to Buyer’s facilities, which creates additional costs not currently included in the Price or increases in the cost components of the Price (“Incremental Charges”), then Direct Energy shall pass through such Incremental Charges to be paid by Buyer in addition to the Price and in accordance with the payment terms in this Agreement.

11. Limitation of Liability Disclaimer:

LIABILITY IS LIMITED TO ACTUAL DAMAGES (AS DEFINED HEREIN) AS THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE EXPRESSLY WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES. EACH PARTY AGREES THAT IT HAS A DUTY TO MITIGATE DAMAGES AND AGREES THAT IT WILL USE COMMERCIALLY REASONABLE EFFORTS TO MINIMIZE ANY DAMAGES IT MAY INCUR AS A RESULT OF THE OTHER PARTY’S PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT.

TO THE MAXIMUM EXTENT POSSIBLE UNDER LAW, ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE SHALL APPLY TO ENERGY SOLD HEREUNDER, DIRECT ENERGY MAKES NO REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND EXPRESSLY DISCLAIMS AND NEGATES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. Right To Rescind:

If the aggregate demand at all of Buyer’s Facility(ies) is less than fifty (50) kW, Buyer has until midnight of the third (3rd) federal business day following the date that Buyer executes this Agreement to call Direct Energy at 1-(888)-925-9115 and cancel (rescind) this Agreement..

13. Termination:

This Agreement may be terminated at any time after the date hereof (i) by mutual consent in writing by the Parties, (ii) by either Party if there has been an Event of Default that is not cured within fifteen (15) calendar days of the defaulting Party’s receipt of written notice from the non-defaulting Party, (iii) by Direct Energy if Buyer fails to provide the credit assurance requested, pursuant to Section 7, within seven (7) days of being requested by Direct Energy; or (iv) during a Monthly Renewal pursuant to Section 2, by either Party upon providing the other Party with thirty (30) days prior written notice.

In the event Direct Energy terminates this Agreement pursuant to (ii) above due to non-payment by Buyer, Direct Energy may, in accordance with Texas PUC regulations disconnect Buyer’s service hereunder, or if the Facility(ies) to be terminated are critical care facility(ies), then Direct Energy shall comply with the TDSP and the Texas PUC regulations prior to disconnecting service hereunder.

Upon the termination of this Agreement or the expiration of the Term, if Direct Energy has not disconnected service, Buyer must: (1) arrange to receive service from, and transitioned to, another supplier or (2) pay the market based costs for a Monthly Renewal(s).

14. Effect of Termination:

In the event of termination as provided in this Agreement, all further obligations of the Parties under this Agreement shall terminate without further liability of the Parties, except for the payment by the owing Party of any sums due and owing to the other Party for services rendered prior to the termination date, any Actual Damages, any indemnification or confidentiality obligation of either Party which has arisen hereunder and any other obligation hereunder which by its nature survives the termination of this Agreement.

In the event this Agreement expires or is terminated and Buyer is still receiving Services from Direct Energy, Buyer shall continue to pay Direct Energy the Monthly Renewal rates defined in this Agreement until the Facility(ies) are no longer being served by Direct Energy.

15. Applicable Law:

As to all mailers of construction and interpretation, this Agreement shall be construed, interpreted, and governed under and by the laws of the State of Texas, without regard to its choice of law provisions. If the aggregate demand at all of Buyer’s Facility(ies) is greater than fifty (50) kW, then both Parties agree that it is their intention to agree to terms and conditions different from those set forth in the “Customer Protection Rules for Retail Electric Service” as amended, or as may be amended in the future (the “Customer Rules”) currently beginning with Section 25.471 of the Public Utility Commission of Texas Substantive Rules Applicable to Electric Service Providers. In the event that there is any conflict between the terms contained in this Agreement and the Customer Rules, this Agreement shall control. The Parties expressly acknowledge that certain terms and conditions addressed in the Customer Rules may not be provided for or referred to in this Agreement, and, in such event, it is the intent of the Parties that, except for Section 25.483 pertaining to termination and disconnection of service, such terms and conditions are not applicable to the Parties.

16. Parties, Assignment:

This Agreement shall inure to and benefit the Parties hereto and their permitted successors and assigns. Neither Party may

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assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, Direct Energy may, without the consent of Buyer, assign this Agreement and its rights and obligations hereunder to any third party for the limited purpose of securing credit and financing or to any person or entity succeeding to all or substantially all of the assets of Direct Energy. Further, either Party may, without the need for consent from the other Party transfer or assign this Agreement to an Affiliate of such Party provided that such Affiliate has equivalent financial capability to that of the assigning Party and agrees to be bound by the terms and conditions hereof. Buyer expressly agrees that if necessary Buyer will execute any documents necessary to effectuate such assignment including, but not limited to, a letter of agency. As used herein, “Affiliate” shall mean with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of the foregoing definitions. “control” means the direct or indirect ownership of more than fifty percent (50%) of the outstanding capital stock or other equity interests having ordinary voting power.

17. Notices and Correspondence:

Any notice or other document to be given or served hereunder or under any document or instrument executed pursuant hereto, including without limitation any termination or disconnection notices, shall be in writing and shall be delivered to either the address specified below or the address to which bills are sent to Buyer. Notice sent by facsimile or other electronic means shall be deemed to have been received by the close of the business day on which it was transmitted or such earlier time as is confirmed by the receiving Party. Notice delivered by courier shall be deemed to have been received on the business day after it was sent or such earlier time as is confirmed by the receiving Party. Notice delivered by mail shall be deemed to have been received at the end of the third business day after the date of mailing by prepaid first class mail, except that when there is a strike affecting delivery of mail, all notices shall be delivered by courier or by facsimile or other electronic means.

Direct Energy	Resaca Exploitation, Inc.
Attn: Customer Service Manager	Attn: Randy Ziebarth
Two Gateway Center	1331 Lamar
Pittsburgh, PA 15222	Suite 1450
Phone: (888) 925-9115	Houston, TX 77010
Fax: (412)394-3388	Phone: (713) 756-1620
Email: CustomerRelations@directenergy.com	Fax:

With a copy to:
Legal Department
Two Gateway Center, 5th Flr.
Pittsburgh, PA 15222

Monday through Thursday from 7:00AM  to 7:00PM Eastern Time and Friday 7:00AM to 6:00PM Eastern Time

18. Confidentiality:

Neither Party will disclose the terms of this Agreement, or any information of the other Party which it knows or reasonably should know to be confidential or proprietary (other than to the Party’s employees, lenders, counsel, consultants, agents or accountants who have agreed to keep such terms confidential) except when disclosure may be required by law, is required to carry out the terms of this Agreement or a Party has obtained written consent from the other Party. Direct Energy agrees that such confidential treatment shall extend to Buyer’s usage and consumption data which is not otherwise in the public domain and which will not be disclosed except as appropriate to carry out the terms of this Agreement or as requested in writing by the Buyer. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. This provision shall survive the termination of this Agreement for a period of two (2) years.

19. Representations and Warranties:

As a material inducement to entering into this Agreement, each Party, with respect to itself, hereby represents and warrants to the other Party as follows:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement;

(b) the execution and delivery of this Agreement are within its powers, have been duly authorized by all necessary actions and/or board approvals, and do not violate any of the terms or conditions in its governing documents or any contract to which it is a Party or any law applicable to it;

(c) as of the date of service commencement hereunder, it shall have all regulatory authorizations necessary for it to legally perform its operations;

(d) this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against it in accordance with its

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terms, subject to bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally and with regard to equitable remedies, subject to the discretion of the court before which proceedings to obtain same may be pending;

(e) there are no bankruptcy, insolvency, reorganization, receivership or other similar proceedings pending or being contemplated by it or, to its knowledge, threatened against it;

(f) if a broker has been involved in this transaction, such broker is an agent of Buyer in this transaction and may receive a commission to be paid by Direct Energy from payments received from Buyer under this Agreement;

(g) if it is a property management company acting on behalf of the owner of the Facility(ies), it has the authority to execute and bind the Facility(ies) to this Agreement for the Term stated in the Pricing Attachment and that the term of its property management agreement with the owner of the Facility(ies) is equal to or greater than the Term of this Agreement; and

(h) the Facility(ies) to be provided the services described herein are not contractually bound by another agreement for Electricity services that will overlap with the Term stated in the Pricing Attachment.

Each Party covenants that it shall cause its respective representations and warranties to remain true and correct throughout the Term of this Agreement.

20. Waiver:

No waiver by either Party of any default or defaults by the other Party under this Agreement shall operate as a waiver of any future default or defaults, whether of a like or different character or nature. No delay or failure by Direct Energy in enforcing any part of this Agreement shall be deemed a waiver of any of its rights or remedies.

21. Severability

The various provisions of this Agreement are severable. The invalidity, illegality or unenforceability of any portion or provision shall not affect the validity, legality or enforceability of any other portion or provision of this Agreement.

22. Entire Agreement:

This Agreement may be executed in one or more than one counterpart and each executed counterpart shall be considered an original, provided that such counterpart is delivered to the other Party by facsimile, mail, courier or electronic mail, all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.

DIRECT ENERGY BUSINESS LLC

RESACA EXPLOITATION, INC.
BY	/s/ Michael R. Young	BY	/s/ Randy Ziebarth
Print Name:	MICHAEL R. YOUNG	Print Name:	RANDY ZIEBARTH
Title:	EVP, SALES	Title:	Vice President
Date:	February, 17 2009	Date:	2-13-09

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DE Proprietary	DE Proprietary

Notice: Buyer’s execution and submission of this Pricing Attachment to Direct Energy shall constitute an offer by Buyer to Direct Energy to purchase Electricity on the terms set forth in the the Agreement. The Agreement (including this Pricing Attachment) shall become effective only upon (i) such execution by Buyer of the Pricing Attachment and the Agreement; and (ii) the earlier of execution of the Agreement by Direct Energy or written confirmation by Direct Energy of its acceptance of the Agreement to Buyer.

PRICING ATTACHMENT TO POWERSUPPLY COORDINATION SERVICES AGREEMENT

dated February 13, 2009 between
DIRECT ENERGY BUSINESS LLC
and
Resaca Exploitation, Inc.
from the meter read(s) May, 2009 to the meter read(s) May, 2010
ERCOT_CI_FPR_25MAC_TX

					Historical
			Utility Rate	Price	Annual
Location	Host Utility	Account Number	Class	(cents/kWh)	Usage
7360 CRANE	AEP Texas North	10204049722514390	841	5.353	1,489
( PREMISE )	Company
7340 CRANE	AEP Texas North	10204049766889910	841	5.353	74,625
( PREMISE )	Company
7350 CRANE	AEP Texas North	10204049730419350	841	5,353	107,744
( PREMISE )	Company
7330 CRANE	AEP Texas North	10204049729027960	841	5.353	135,250
( PREMISE )	Company
7320 CRANE OILWELL	AEP Texas North	10204049714082170	836	5.353	116,725
( PREMISE )	Company
19750 BAKERSFIELD	AEP Texas North	10204049712545700	836	5.353	24,324
( PREMISE )	Company
19910 BAKERSFIELD UNIT	AEP Texas North	10204049791186111	836	5.353	57,851
RSVLT#1	Company
( PREMISE )
BAKERSFIELD UNIT WW#1612	AEP Texas North	10204049724282340	829	5.353	1,196
( PREMISE )	Company
19890 BAKERSFIELD	AEP Texas North	10204049721887750	836	5.353	60,926
( PREMISE )	Company
BAKERSFIELD UNIT W#1701	AEP Texas North	10204049759686480	836	5.353	50,960
( PREMISE )	Company
19760 BAKERSFIELD	AEP Texas North	10204049763074401	841	5.353	12,150
( PREMISE )	Company
19740 BAKERSFIELD	AEP Texas North	10204049787517730	829	5.353	6,632
( PREMISE )	Company
19930 BAKERSFIELD	AEP Texas North	10204049756332070	841	5.353	40,144
( PREMISE )	Company
19960 BAKERSFIELD	AEP Texas North	10204049739533492	841	5.353	605,724
( PREMISE )	Company
19720 BAKERSFIELD	AEP Texas North	10204049787071390	829	5.353	26,322
( PREMISE )	Company
19830 BAKERSFIELD	AEP Texas North	10204049776127610	829	5.353	46,950
( PREMISE )	Company
19730 BAKERSFIELD	AEP Texas North	10204049763010540	836	5.353	51,560
( PREMISE )	Company
19840 BAKERSFIELD	AEP Texas North	10204049756048720	836	5.353	35,412
( PREMISE )	Company
19880 BAKERSFIELD	AEP Texas North	10204049771594901	836	5.353	35,970
( PREMISE )	Company
19970 BAKERSFIELD	AEP Texas North	10204049741184652	836	5.353	85,733
( PREMISE )	Company

19900 BAKERSFIELD	AEP Texas North	10204049700917960	836	5.353	97,981
( PREMISE )	Company
19710 BAKERSFIELD	AEP Texas North	10204049719636600	829	5.353	8,989
( PREMISE )	Company
19850 BAKERSFIELD	AEP Texas North	10204049742532051	836	5.353	70,828
( PREMISE )	Company
19940 BAKERSFIELD UNIT	AEP Texas North	10204049776367012	836	5.353	120,096
RSVLT#5 ( PREMISE )	Company
bakersfield	AEP Texas North	10204049736614931	841	5.353	1,203
( Torch Energy )	Company

This Attachment is based on a Weighted Average Price. Any strikeouts of any of the accounts provided with a Weighted Average Price will render pricing for the accounts assigned with a Weighted Average Price, null and void.

Accepted and Agreed to:

By:	/s/ Randy Ziebarth	Date:	2-13-2009

Notice: Buyer’s execution and submission of this Pricing Attachment to Direct Energy shall constitute an offer by Buyer to Direct Energy to purchase Electricity on the terms set forth in the the Agreement. The Agreement (including this Pricing Attachment) shall become effective only upon (i) such execution by Buyer of the Pricing Attachment and the Agreement; and (ii) the earlier of execution of the Agreement by Direct Energy or written confirmation by Direct Energy of its acceptance of the Agreement to Buyer.

PRICING ATTACHMENT TO POWERSUPPLY COORDINATION SERVICES AGREEMENT

dated February 13, 2009 between
DIRECT ENERGY BUSINESS LLC
and
Resaca Exploitation, Inc.
from the meter read(s) May, 2009 to the meter read(s) May, 2010
ERCOT_CI_FPR_25MAC_TX

					Historical
			Utility Rate	Price	Annual
Location	Host Utility	Account Number	Class	(cents/kWh)	Usage
401 S CEDAR ST	Texas New	10400513059540001	SLT5	5.353	305
( TORCH ENERGY SERVICES	Mexico Power
INC )
SEALY LSE UNIT #47-1	Texas New	10400513586780001	SSGN	5.353	13,163
( TORCH ENERGY SERVICES	Mexico Power
INC )
RAY CLAPP LSE UNIT NO 4	Texas New	10400513378510001	SLT5	5.353	11,115
( TORCH ENERGY SERVICES	Mexico Power
INC )
S HWY 115 UNIT 3 SPAN	Texas New	10400513072830001	PSGN	5.353	276,762
( TORCH ENERGY SERVICES	Mexico Power
INC )
HENDERICK B LSE	Texas Now	10400513069850001	SSGN	5.353	22,568
( TORCH ENERGY SERVICES	Mexico Power
INC )
OSCAR CLAPP LSE PUMP	Texas New	10400513069010001	PSGN	5.353	211,411
( TORCH ENERGY SERVICES	Mexico Power
INC )
MCCURDY-MCCUTCHN UNIT 1	Texas New	10400513070010001	SSGN	5.353	46,871
( TORCH ENERGY SERVICES	Mexico Power
INC )
MURKO LSE UNIT H MEN	Texas New	10400513071830001	SSGN	5.353	103
( TORCH ENERGY SERVICES	Mexico Power
INC )
SEALY LSE UNIT #47	Texas New	10400513395180001	SSGN	5.353	22,879
( TORCH ENERGY SERVICES	Mexico Power
INC )
TOBE MORTON LSE PUMP	Texas New	10400513072320001	SSGN	5.353	1,203
( TORCH ENERGY SERVICES	Mexico Power
INC )

This Attachment is based on a Weighted Average Price. Any strikeouts of any of the accounts provided with a Weighted Average Price will render pricing for the accounts assigned with a Weighted Average Price, null and void.

Accepted and Agreed to:

By:	/s/ Randy Ziebarth	Date:	2-13-2009

Notice: Buyer’s execution and submission of this Pricing Attachment to Direct Energy shall constitute an offer by Buyer to Direct Energy to purchase Electricity on the terms set forth in the the Agreement. The Agreement (including this Pricing Attachment) shall become effective only upon (i) such execution by Buyer of the Pricing Attachment and the Agreement; and (ii) the earlier of execution of the Agreement by Direct Energy or written confirmation by Direct Energy of its acceptance of the Agreement to Buyer.

PRICING ATTACHMENT TO POWERSUPPLY COORDINATION SERVICES AGREEMENT

dated February 13, 2009 between
DIRECT ENERGY BUSINESS LLC
and
Resaca Exploitation, Inc.
from the meter read(s) May, 2009 to the meter read(s) May, 2010
ERCOT_CI_FPR_25MAC_TX

Location	Host Utility	Account Number	Utility Rate Class	Price (cents/kWh)	Historical Annual Usage
00000 @BLK 43,TWP2S SEC	TXU Electric	10443720002483361	31	5.353	101,146
35 ECTOR	Delivery
( PREMISE )
00000 @BLK 26, SEC 26	TXU Electric	10443720006100347	31	5.353	49,260
WINKLER CO	Delivery
( PREMISE )
00000 @BLK 26, SEC 35	TXU Electric	10443720004413699	31	5.353	73,664
WINKLER CO	Delivery
( PREMISE )
00000 @BLK B-2, SEC 16	TXU Electric	10443720006943578	11	5.353	12,391
WINKLER C	Delivery
( PREMISE )
00000 BLK 26 SEC 26	TXU Electric	10443720006533045	31	5,353	72,778
WINKLER	Delivery
( PREMISE )
00000 @BLK 26, SEC 38	TXU Electric	10443720004413606	31	5.353	298,617
WINKLER CO	Delivery
( PREMISE )
00000 @BLK30 T1N S43 N/4	TXU Electric	10443720001471923	31	5.353	33,208
( PREMISE )	Delivery
00000 @BLK30 T1N S48 N/4	TXU Electric	10443720001471830	30	5.353	334,024
N/2	Delivery
( PREMISE )
00000 @BLK B-3, SEC 25	TXU Electric	10443720004407933	31	5.353	172,069
WINKLER C	Delivery
( PREMISE )
00000 BLK 26 SEC 12	TXU Electric	10443720004408522	11	5,353	51,957
WINKLER MAIN	Delivery
( PREMISE )
00000 BLK 26 SEC/11	TXU Electric	10443720004408460	11	5.353	43,911
WINKLER	Delivery
( PREMISE )
00000 BLK 26 SEC 12	TXU Electric	10443720004408181	31	5.353	125,028
WINKLER 3	Delivery
( PREMISE )
00000 BLK 26 SEC 11	TXU Electric	10443720004407220	31	5.353	36,297
WINKLER MAIN	Delivery
( PREMISE )
00000 BLK 26 SEC 12	TXU Electric	10443720004408274	31	5.353	120,274
WINKLER 2	Delivery
( PREMISE )

00000 BLK 26 SEC	TXU Electric	10443720004408305	31	5.353	129,794
11 /WINKLER	Delivery
( PREMISE )
00000 BLK 26 SEC 12	TXU Electric	10443720004408615	31	5.353	61,359
WINKLER 5	Delivery
( PREMISE )
00000 @BLK 26, SEC 37	TXU Electric	10443720004404740	31	5.353	146,111
WINKLER CO	Delivery
( PREMISE )
00000 BLK 26 SEC 38	TXU Electric	10443720004404771	11	5.353	6,658
WINKLER MAIN	Delivery
( PREMISE )
00000 @BLK 35, S/2 NW/4	TXU Electric	10443720002967612	31	5.353	279,242
SEC 9 ECT	Delivery
( PREMISE )
00000 BLK B 12 SEC 14	TXU Electric	10443720004400276	31	5.353	79,795
WINKLE MAIN	Delivery
( PREMISE )
00000 @BLK B-23, CN/L SEC	TXU Electric	10443720002968542	31	5.353	789,464
2 CRANE	Delivery
( PREMISE )
00000 @BLK B-5, SEC 28	TXU Electric	10443720004400865	11	5.353	1,197
WINKLER C	Delivery
( PREMISE )
00000 BLK B 12 SEC 14	TXU Electric	10443720004400245	05	5.353	23,103
WINKLE 3	Delivery
( PREMISE )
00000 BLK 74 SEC 18	TXU Electric	10443720004410072	05	5,353	1,196
WINKLER MAIN	Delivery
( PREMISE )
00000 @BLK B-12, SEC 12	TXU Electric	10443720004399873	31	5.353	604,812
WINKLER	Delivery
( PREMISE )
00000 @BLK 35, SW/4 SEC 13	TXU Electric	10443720002968294	31	5.353	2,756,200
ECTOR	Delivery
( PREMISE )
00000 BLK B3 SEC 8 WINKLER	TXU Electric	10443720006486545	31	5.353	84,854
C	Delivery
( PREMISE )
00000 BLK B3 SEC 8 WINKLER	TXU Electric	10443720006486676	11	5.353	23,375
C MAIN	Delivery
( PREMISE )
00000 BLK B3 SEC 8 WINKLER	TXU Electric	10443720006486638	31	5.353	76,824
C3	Delivery
( PREMISE )
00000 BLK 43 T2S SEC 34	TXU Electric	10443720003476105	31	5.353	375,516
( PREMISE )	Delivery
02600 W INTERSTATE 20	TXU Electric	10443720002463397	05	5.353	475
WELL	Delivery
( PREMISE )
02600 W INTERSTATE 20	TXU Electric	10443720002463428	17	5.353	49,200
BLDG	Delivery
( PREMISE )

This Attachment is based on a Weighted Average Price. Any strikeouts of any of the accounts provided with a Weighted Average Price will render pricing for the accounts assigned with a Weighted Average Price, null and void.

Accepted and Agreed to:

By:	/s/ Randy Ziebarth	Date:	2-13-2009